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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of Earliest Events Reported)
                                January 23, 1997



                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
             (Exact name of registrant as specified in its charter.)



Delaware                             1-10938              13-3584740
---------                            -------              ------------
(State or other jurisdiction       (Commission            (I.R.S. Employer
of incorporation)                  File Number)           Identification No.)



         431 Fayette Avenue, Mamaroneck, New York           10543
         ----------------------------------------           -----
        (Address of principal executive offices)          (Zip Code)




       Registrant's telephone number, including area code: (914) 698-5353



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Item 2.           Acquisition or Disposition of Assets

                  On January 23, 1997, American Silicon Products, Inc. ("ASP"), a wholly-owned subsidiary of the Registrant, completed the acquisition of the business of Silicon Materials Service ("SMS") of Garland, Texas and acquired 100% of the outstanding stock of Silicon Materials Service, B.V. of Helmond, Netherlands ("SMSBV") from Air Products and Chemicals, Inc. The puchase price of approximately $13,000,000, which is subject to working capital adjustments, was financed through a five year term loan with First Union Bank of Connecticut and Fleet National Bank.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a) and (b). It is impracticable at this time to file the required financial statements for SMS and SMSBV and the pro forma financial information relative to SMS and SMSBV. The required financial information will be filed, when available, by amendment to this Form 8-K.

                  (c)      Exhibits

10.1 Purchase Agreement between American Silicon Products, Inc. and Air Products and Chemicals, Inc., dated as of January 16, 1997.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf, by the undersigned, herewith duly authorized.

                                               SEMICONDUCTOR PACKAGING
                                               MATERIALS CO., INC.

Dated: February 4, 1997                     By:  /s/ Andrew A. Lozyniak
                                                  --------------------------
                                               Andrew A. Lozyniak
                                               Executive Vice President and
                                               Chief Financial Officer

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